EXHIBIT 3.14

Prescribed by	Approved ____________
Bob Taft, Secretary of State	Date ________________
30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418	Fee $85.00
Form LCA (July 1994)

ARTICLES OF ORGANIZATION

(Under Section 1705.04 of the Ohio Revised Code)
Limited Liability Company

          The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised Code, ~~do~~ does hereby state the following:

FIRST:	The name of said limited liability company shall be	BDJ 71112, LLC

(the name must include the words “limited liability company”, ‘limited”, “Ltd” or “Ltd.”)

SECOND: This limited liability company shall exist ~~for a period of~~ in perpetuity until dissolved in accordance with law.

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

N/A

(street or post office box)

(city, village or township) (state) (zip code)

☐	Please check this box if additional provisions are attached hereto

          Provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH: Purpose (optional)

IN WITNESS WHEREOF, ~~we have~~ the undersigned has hereunto subscribed ~~our~~ its name~~s~~, this 16th day of December, 1999.

Wendy’s International, Inc., an Ohio corporation

Signed: /s/ Frederick R. Reed		Signed:	N/A

Print Name:	Frederick R. Reed

Title: Chief Financial Officer & Secretary

Signed:	N/A	Signed:	N/A

Signed:	N/A	Signed:	N/A